EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITOR

  We hereby consent to the use in this Form S-1 Registration Statement of our report, dated February 8, 1996, except for Note 20 as to which the date is December 2, 1996 relating to the consolidated financial statement of Flanders Corporation and subsidiary, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                          McGladrey & Pullen, LLP

New Bern, North Carolina

 December 31, 1996